SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2008

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

21 Corporate Drive, Suite 103, Clifton Park, NY 12065
(518) 348-0099
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, On2 Technologies, Inc. (the “Company”) entered into a letter agreement with Matthew C. Frost, Executive Vice President and General Counsel, pursuant to which the Company extended the term of Mr. Frost’s employment contract, dated as of February 28, 2006 (the “Employment Agreement”), for three years. The term of the extension commenced on April 24, 2008 and shall terminate on February 28, 2011. All of the terms and conditions set forth in the Employment Agreement apply to the three-year extension term.

For a description of the Employment Agreement, see Notice and Proxy Statement of the Company for the Annual Meeting of Stockholders to be held September 24, 2007, “Grants of Plan-Based Awards in 2006 - Narrative to Summary Compensation Table and Plan-Based Awards Table - Employment Agreements.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008	On2 Technologies, Inc.

	By:	/s/ Bill Joll
Name: Bill Joll
Title: President and CEO